UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 30, 2017

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 601-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

Separation-Related Agreements

On May 31, 2017, Cars.com Inc. (the “Company”) entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) by and between the Company and TEGNA Inc. (“TEGNA”), pursuant to which TEGNA agreed to transfer its digital automotive marketplace business to the Company (the “Separation”) and distribute all of the outstanding common stock of the Company to TEGNA stockholders of record as of the close of business on May 18, 2017 (the “Distribution”). The Distribution was effective at 11:59 p.m., Eastern Time, on May 31, 2017 (the “Effective Time”). As a result of the Distribution, the Company is now an independent public company and its common stock is listed under the symbol “CARS” on the New York Stock Exchange.

In connection with the Separation and Distribution, on May 31, 2017, the Company entered into several agreements with TEGNA that govern the relationship of the parties following the Distribution, including the following:

•	a Transition Services Agreement;

•	a Tax Matters Agreement; and

•	an Employee Matters Agreement.

A summary of the Separation and Distribution Agreement and these other agreements can be found in the Company’s information statement, dated May 16, 2017 (the “Information Statement”), which is included as Exhibit 99.1 to this Form 8-K, under the sections entitled “Relationship with TEGNA Following the Separation and Distribution.” These summaries are incorporated by reference into this Item 1.01. The description of the agreements set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms of those agreements, which are included as Exhibits 2.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Financing Arrangements

On May 31, 2017, the Company and certain domestic wholly-owned subsidiaries of the Company (the “Guarantors”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the “Agent”), JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Wells Fargo Bank, National Association, as syndication agent, and Bank of America, N.A., Capital One, N.A., Citizens Bank, N.A., Fifth Third Bank, PNC Bank, National Association, Suntrust Bank and U.S. Bank National Association, as co-documentation agents. The Credit Agreement matures on May 31, 2022 and includes (a) revolving loan commitments in an aggregate principal amount of up to $450,000,000 (of which up to $25,000,000 may be in the form of letters of credit at the request of the Company) and (b) term loans in an aggregate principal amount of $450,000,000. On the closing date of the Credit Agreement, all of the term loans were funded and $225,000,000 of the revolving loans were drawn. Interest on the borrowings under the Credit Agreement is payable at a base rate or eurocurrency rate, in either case plus an applicable margin and fees which, after the second full fiscal quarter following the closing date, is based upon the Company’s total net leverage ratio. Borrowings under the Credit Agreement were used to fund the payment of a cash payment to TEGNA immediately prior to the Distribution, to pay fees and expenses related to the Separation and Distribution and related transactions and may also be used for general corporate purposes of the Company and its subsidiaries, including, without limitation, to fund acquisitions, investments and capital expenditures not prohibited under the Credit Agreement. The term loan requires quarterly amortization payments commencing on September 30, 2017.

The obligations under the Credit Agreement are guaranteed by the Guarantors and, following the Distribution, the Company and the Guarantors secured their respective obligations under the Credit Agreement by granting liens in favor of the Agent on substantially all of their assets. In addition, prior to the Distribution TEGNA guaranteed the obligations under the Credit Agreement. TEGNA’s guarantee was released upon the Distribution.

The terms of the Credit Agreement include representations and warranties, affirmative and negative covenants (including certain financial covenants) and events of default that are customary for credit facilities of this nature. Upon the occurrence of an event of default, including but not limited to nonpayment of principal when due, nonpayment of interest, fees or other amounts due under the Credit Agreement within five business days after it becomes due, failure to perform or observe certain terms, covenants or agreements under the Credit Agreement, and certain defaults of other indebtedness, the Agent may, and at the request of the lenders holding more than 50% of the total outstanding loans and commitments shall, terminate the obligation of the lenders under the Credit Agreement to make advances and issue letters of credit and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event a proceeding is commenced with respect to any Loan Party seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law, the obligation of the Lenders to make advances and issue letters of credit shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is included with this report as Exhibit 10.7 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading “Financing Arrangements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Officers

In connection with the Distribution, as of 12:01 a.m. on May 31, 2017, the following individuals became executive officers of the Company as set forth in the table below:

James F. Rogers	Chief Legal Officer
John Clavadetscher	Chief Revenue Officer

T. Alex Vetter, previously appointed as the President and Chief Executive Officer of the Company, and Becky A. Sheehan, previously appointed as the Chief Financial Officer of the Company, are continuing in their respective positions following the Distribution.

Biographical information for each of the Company’s executive officers can be found in the Company’s Information Statement under the section entitled “Management—Executive Officers Following the Distribution.” Compensation information for the Company’s named executive officers can be found in the Company’s Information Statement under the section entitled “Executive Compensation.” These sections are incorporated by reference into this Item 5.02.

Resignation and Appointment of Directors

Effective immediately prior to the Effective Time, the Board of Directors of the Company (the “Board”) expanded its size from three directors to seven directors. Each of Scott Forbes, Jerri DeVard, Jill A. Greenthal, Thomas Hale and Greg Revelle was elected as a director of the Company as of immediately prior to the Effective Time. Alex Vetter and Donald A. McGovern, Jr., who had previously been serving on the Board, were re-elected as directors effective as of immediately prior to the Effective Time. Effective immediately prior to the Effective Time, Gracia C. Martore and Todd A. Mayman, who had been serving as members of the Board, ceased to be directors of the Company.

Jerri DeVard, 59, has more than 30 years of extensive marketing and leadership experience at large global brands. She is currently serving as a director on the board of ServiceMaster, a service company providing millions of commercial and residential customers in the U.S. and around the world with such services as housecleaning, termite and pest control, and landscape maintenance, and the board of Under Armour Inc., the global athletic performance and innovation brand that changed the way athletes dress. She previously served on the boards of Belk, Gurwitch Products and Tommy Hilfiger and on the advisory board of Pepsico. She is Principal of DeVard Marketing Group, a firm specializing in advertising, branding and communications, as well as traditional, digital, and multicultural marketing. She served as Chief Marketing Officer of The ADT Corporation, a leading provider of home and business security services. Prior to that, Jerri served as Executive Vice President, CMO for Nokia. Additionally, she held senior marketing roles at Verizon Communications, Citibank, Revlon, Harrah’s Entertainment, the NFL’s Minnesota Vikings and the Pillsbury Company. Jerri is an Economics graduate of Spelman College, where she also recently served as a member of the Board of Trustees from 2005 to 2014, and received her MBA from Clark Atlanta University Graduate School of Business.

Biographical information for each of the other directors elected to the Board and compensation information for each of the directors elected to the Board can be found in the Company’s Information Statement under the sections entitled “Directors—Board of Directors Following the Distribution” and “Director Compensation,” which are incorporated by reference into this Item 5.02.

As of the effectiveness of his appointment to the Board on May 18, 2017, Mr. McGovern was appointed to serve as a member and chair of the Audit Committee.

As of immediately prior to the Effective Time:

•	Ms. Greenthal and Mr. Hale were appointed to serve as members of the Audit Committee;

•	Mr. Forbes, Ms. DeVard, Mr. McGovern and Mr. Revelle were appointed to serve as members of the Compensation Committee, with Mr. Forbes to serve as chair;

•	Ms. Greenthal, Mr. Forbes, Ms. DeVard and Mr. Hale were appointed to serve as members of the Nominating & Corporate Governance Committee, with Ms. Greenthal to serve as chair; and

•	Mr. Forbes was appointed Chairman of the Board.

Adoption of Compensation and Benefit Plans

In connection with the Separation and Distribution, on May 30, 2017, the Company adopted, as of the Effective Time, several compensation and benefit plans. A summary of each of these plans is below, which summaries are qualified in their entirety by reference to the full text of the plans, which are filed as Exhibits 10.4, 10.5 and 10.6 to this Form 8-K.

Omnibus Incentive Compensation Plan

Purpose. The purpose of the Cars.com Inc. Omnibus Incentive Compensation Plan (the “Omnibus Plan”) is to benefit and advance the interests of the Company and its subsidiaries and affiliates by making annual and long-term incentive compensation awards to certain employees and directors of the Company and its subsidiaries and affiliates as an additional incentive for them to make contributions to the Company’s financial success.

Administration. The Omnibus Plan will be administered by a committee appointed by the Board (the “Committee), which is expected to be the Compensation Committee of the Board. Subject to the terms of the Omnibus Plan, the Committee may grant awards under the Omnibus Plan; establish the terms and conditions of those awards; construe and interpret the Omnibus Plan and any agreement or instrument entered into under the Omnibus Plan; establish, amend or waive rules and regulations for the Omnibus Plan’s administration; amend the terms and conditions of any outstanding award as provided in the Omnibus Plan; and take all other actions it deems necessary for the proper operation or administration of the Omnibus Plan. The Committee may delegate its authority under the Omnibus Plan, subject to certain limitations.

Eligibility. Awards may be granted to employees of the Company, its subsidiaries and affiliates, and directors of the Company. The Committee decides who should receive awards and what kind of awards they should receive. The Omnibus Plan does not limit the number of employees and affiliates who may receive awards.

Authorized Number of Shares. The Omnibus Plan initially reserves 18,000,000 shares of common stock of the Company for issuance.

Share Counting/Reacquired Shares. For purposes of counting the number of shares available for the grant of awards under the Omnibus Plan, shares of the Company’s common stock delivered (whether by actual delivery, attestation, or net exercise) to the Company by a participant to purchase shares of the Company’s common stock upon the exercise of an award shall not be added back to the number of shares available for future awards. In addition, shares of the Company’s common stock repurchased by the Company in the open market using the proceeds from the exercise of an award will not be added back to the number of shares available for future awards. If any award under the Omnibus Plan is terminated, surrendered, canceled or forfeited, or if an award is settled in cash, the unused shares of the Company’s common stock covered by such award will again be available for grant under the Omnibus Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Types of Awards. The Committee may grant the following types of awards under the Omnibus Plan: stock options, stock appreciation rights, restricted stock, stock awards, RSUs, performance shares, performance units and other equity-based and cash-based awards. Each type of award is subject to a maximum limit on the grant that may be made to any one participant in a fiscal year.

Stock Options. A stock option is the right to purchase one or more shares of the Company’s common stock at a specified price, as determined by the Committee. The Committee may grant non-qualified stock options and incentive stock options. A stock option is exercisable at such times and subject to such terms and conditions as the Committee determines. No more than 1,000,000 shares of the Company’s common stock subject to stock options may be granted to any participant in a fiscal year. The exercise price of a stock option will not be less than 100% of the fair market value of a share of the Company’s common stock on the date that the option is granted. No option will remain exercisable beyond 10 years after its grant date. Incentive stock options may be granted only to employees of the Company or its affiliates or subsidiaries (provided that the affiliate or subsidiary is a type of entity whose employees can receive such options under the tax rules that apply to such awards), and the maximum number of shares that may be issued under incentive stock options cannot exceed 5,000,000.

Stock Appreciation Rights (SARs). A SAR is a right to receive an amount in any combination of cash or the Company’s common stock (as determined by the Committee) equal in value to the excess of the fair market value of the shares covered by such SAR on the date of exercise over the aggregate exercise price of the SAR for such shares. SARs may be granted freestanding or in tandem with related options. The exercise price of a SAR granted in tandem with an option will be equal to the exercise price of the related option, and may be exercised for all or part of the shares covered by such option upon surrender of the right to exercise the equivalent portion of the related option. The exercise price of a freestanding SAR will be not less than the fair market value of a share of the Company’s common stock on the date the SAR is granted. No SAR will remain exercisable beyond 10 years after its grant date. No more than 1,000,000 shares of the Company’s common stock may be granted in the form of SARs to any participant in a fiscal year.

Restricted Stock/Stock Awards. Restricted stock is an award of the Company’s common stock that is subject to a substantial risk of forfeiture for a period of time and such other terms and conditions as the Committee determines. A stock award is an award of the Company’s common stock that is not subject to such a risk of forfeiture, but which may be subject to such other terms and conditions as the Committee determines. No more than 1,000,000 shares of the Company’s common stock may be granted to any participant in a fiscal year pursuant to stock awards or awards of restricted stock.

Restricted Stock Units (RSUs). A RSU is an award whose value is based on the fair market value of the Company’s common stock and whose payment is conditioned on the completion of specified service requirements and such other terms and conditions as the Committee may determine. Payment of earned RSUs may be made in a combination of cash or shares of the Company’s common stock (as determined by the Committee). The maximum aggregate grant of RSUs or performance shares that may be awarded to any participant in any fiscal year shall not exceed 1,000,000 shares of the Company’s common stock.

Performance Units/Shares and Cash-Based Awards. Performance Units/Shares and Cash Based Awards are other equity-type or cash-based awards that may be granted to participants. These awards may be valued in whole or in part by reference to, or are otherwise based on, the fair market value of the Company’s common stock or other criteria established by the Committee and the achievement of performance goals. These awards are subject to such terms and conditions as the Committee determines. Performance goals may include a service requirement. Payment of earned performance units/shares and cash-based awards may be made in any combination of cash or shares of the Company’s common stock (as determined by the Committee) that have an aggregate fair market value equal to the value of the earned awards at the close of the applicable performance period. The maximum aggregate grant of performance shares or RSUs that may be awarded to any participant in any fiscal year shall not exceed 1,000,000 shares of the Company’s common stock. The maximum aggregate amount of performance units or cash-based awards that may be awarded to any participant in any fiscal year shall not exceed $10,000,000.

Director Limit. The cash value of all equity awards granted to a single non-employee director of the Company in one calendar year shall not exceed $700,000 (or, in the case of a non-employee director serving as chair of the Board, $900,000). Such annual limit will be measured based on the value of an award as of the date the award is granted (not the date of payment). Accordingly, the annual limit will not include the value of an award in the calendar year when it is paid or vests if such year is different from the year the award is granted.

Adjustments. In the event of a change in the outstanding shares of the Company’s common stock due to a stock split, stock dividend, extraordinary cash dividend, recapitalization, merger, consolidation, spin-off, reorganization, repurchase or exchange of the Company’s common stock or other securities, or other corporate transaction or event, the Committee shall take certain actions to prevent the dilution or enlargement of benefits under the Omnibus Plan. These actions include adjusting (1) the number of shares of the Company’s common stock that may be issued under the Omnibus Plan (including the authorized share limitations); (2) the number of shares or price of shares subject to outstanding awards; and (3) the consideration to be paid upon the grant or exercise of any award.

Change in Control. Generally, in the event of a change in control of the Company, as defined in the Omnibus Plan, unless otherwise specified in the award agreement, outstanding awards will not be subject to accelerated vesting unless (a) they are not continued or assumed in connection with the change in control or (b) the holder has a qualifying termination of employment, as defined in the applicable award agreement, within two years following the change in control. If either condition described in (a) or (b) is satisfied, (1) all outstanding options and SARs will become immediately exercisable in full during their remaining term; (2) all restriction periods and restrictions imposed on non-performance based restricted stock awards will lapse; (3) all outstanding awards of performance-

based restricted stock, performance units and performance shares will vest and be paid assuming achievement of all relevant target performance goals; (4) all RSUs will vest and be paid; and (5) all outstanding cash-based awards will vest and be paid (and, in the case of performance-based cash-based awards, based on an assumed achievement of all relevant target performance goals).

Performance Measures/Section 162(m). The Omnibus Plan permits the Committee to make awards that are intended to be exempt from the deduction limitations under Section 162(m) because they satisfy the requirements of performance-based compensation. The Omnibus Plan lists the performance measures the Committee may use to make performance-based awards under Section 162(m). These performance measures include: (1) earnings per share (basic or diluted); (2) income before income taxes; (3) income from continuing operations; (4) net income or net income attributable to the Company; (5) operating income; (6) cash flow from operating activities, operating cash flow (defined as operating income plus non-cash charges for depreciation, amortization and impairment of operating assets) or free cash flow; (7) EBITDA, or net income attributable to the Company, before interest, taxes, depreciation/amortization; (8) return measures (including, but not limited to, return on assets, equity, capital or investment); (9) cash flow return on investments, which equals net cash flows divided by owner’s equity; (10) internal rate of return or increase in net present value; (11) dividend payments; (12) gross revenues; (13) gross margins; (14) operating measures such as trends in digital metrics and advertising measures; (15) internal measures such as achieving a diverse workforce; (16) share price (including, but not limited to, growth measures and total shareholder return) and market value; (17) debt (including, but not limited to, measures such as debt (book value or face value) outstanding and debt to earnings before interest, taxes, depreciation and amortization); (18) market share; and (19) expense management. This wide range of potential performance goals ensures that the Company can readily adapt to changing business needs. The performance goals the Committee establishes for the performance measures described above which are based on operating results shall be adjusted to take into account the effects of “Adjustment Items” (as defined in the plan document), unless the Committee determines otherwise at the time the performance goals are established.

Any of the above measures may be compared to peer or other companies. Additionally, performance measures may be set either at the consolidated level, segment level, division level, group level, or the business unit level and performance measures may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to pre-established targets, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee.

Corporate Governance Provisions. The Omnibus Plan contains several other provisions intended to make sure that awards under the Omnibus Plan comply with established principles of corporate governance. These provisions include:

•	No Discounted Stock Options or Stock Appreciation Rights. Absent shareholder approval, stock options and stock appreciation rights may not be granted with an exercise price of less than the fair market value of the Company’s common stock on the date the stock option or stock appreciation right is granted.

•	No Stock Option or Stock Appreciation Rights Repricings. Stock options and stock appreciation rights may not be repriced absent shareholder approval. This provision applies to both direct repricings—lowering the exercise price of an outstanding stock option or stock appreciation right—and indirect repricings—canceling an outstanding stock option or stock appreciation right and granting a replacement stock option or stock appreciation right with a lower exercise price.

•	No Evergreen Provision. The Omnibus Plan does not contain an “evergreen provision”—there is no automatic provision to replenish the shares of the Company’s common stock authorized for issuance under the Omnibus Plan.

•	No Cash Buyouts of Underwater Stock Options. The Omnibus Plan does not permit cash buyouts of underwater stock options without shareholder approval.

Substitute Awards and Adjusted Awards. Substitute awards or adjusted awards may be granted under the Omnibus Plan under certain circumstances (for example, awards originally granted under the TEGNA Inc. Omnibus Incentive Compensation Plan that were converted into awards in respect of the Company’s common stock in connection with the separation and distribution or a subsequent spin-off, merger, or acquisition) in which case certain of the limits and rules discussed above may not apply to such substitute or adjusted awards.

Transferability of Awards. Except as otherwise provided in an award agreement, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Except as otherwise provided in an award agreement, during the life of the participant, awards are exercisable only by the participant or such participant’s legal representative.

Provisions for Foreign Participants. The Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Omnibus Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

Clawback. The Omnibus Plan provides that awards granted thereunder will be subject to such deductions and clawback as may be required to be made pursuant to law, government regulation or stock exchange listing requirement.

Amendment and Termination. The Committee or the Board may amend or terminate the Omnibus Plan at any time, but no such amendment or termination may adversely affect in any material way the rights of a participant with respect to an outstanding award without that participant’s consent. No awards may be granted on or after 10 years from the date the Omnibus Plan was adopted. Shareholder approval is required for certain amendments to the Omnibus Plan.

Deferred Compensation Plan

In connection with the Separation and Distribution, the Company adopted the Cars.com Deferred Compensation Plan (“DCP”), and the Company and the DCP assumed liabilities of TEGNA under its deferred compensation plan relating to Jill A. Greenthal, who became a director of the Company. Under the DCP, non-employee directors of the Company may be given the opportunity to defer all or a portion of their compensation (including cash compensation and equity awards). The amounts deferred by each director will be deemed invested in the investment options specified under the plan as designated by the director; provided that deferrals of RSUs payable in common stock of the Company are required to be invested in common stock of the Company and will be paid in common stock of the Company. Amounts that a director elects to defer into the DCP are generally paid at the time and in the form elected by the director, provided that if the director terminates employment before attaining the mandatory retirement age, vested amounts are generally paid in a lump sum upon such termination.

Employee Stock Purchase Plan

In General. The Employee Stock Purchase Plan is intended to facilitate ownership of common stock of the Company by employees to encourage their interest in the success of the company. The Employee Stock Purchase Plan grants eligible employees options to acquire common stock of the Company through payroll deduction and at a price that may be discounted from its fair market value. The Employee Stock Purchase Plan is intended to qualify for favorable federal income tax treatment under Section 423 of the U.S. Internal Revenue Code (the “Code”).

Shares Available for Issuance. The maximum number of shares of common stock of the Company which will be made available for purchase under the Employee Stock Purchase Plan is 3,000,000 shares. This number shall not be adjusted in connection with the spin-off of the Company from TEGNA.

Administration. A committee appointed by the Compensation Committee of the Board (the “ESPP Committee”) administers the Employee Stock Purchase Plan. The ESPP Committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the Employee Stock Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the Employee Stock Purchase Plan. The ESPP Committee may adopt rules or procedures relating to the operation and administration of the Employee Stock Purchase Plan, including but not limited to rules to accommodate specific requirements of local laws and procedures for jurisdictions outside the United States for any eligible employees outside the U.S., but without violating the Code.

Eligibility. Each employee of the Company or its designated subsidiaries will be eligible to participate. However, the ESPP Committee may act to exclude from participation one or more of the following categories of employees: (a) employees who have been employed less than two years (or any lesser period established by the ESPP Committee); (b) employees whose customary employment is twenty hours or less per week (or any lesser number of hours established by the ESPP Committee); (c) employees whose customary employment is for not more than five months in any calendar year (or any lesser period in any calendar year established by the ESPP Committee); or (d) highly compensated employees (within the meaning of Section 414(q) of the Code, which as of 2017 includes employees with compensation of $120,000 or more) or any subgroup of such highly compensated employees. In addition, no employee will be granted an option under the Employee Stock Purchase Plan to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of one of its subsidiaries.

Offering or Purchase Period. The ESPP Committee shall establish offering periods for the purchase of stock. Such periods shall be no more than 27 months in length.

Participation. To participate in the Employee Stock Purchase Plan, an eligible employee must enroll pursuant to the Employee Stock Purchase Plan. At the beginning of each period, each participant automatically is granted an option to purchase shares of common stock of the Company. All payroll deductions elected by a participant are credited to the participant’s account under the Employee Stock Purchase Plan without interest. The option expires and is exercised following the end of each offering period to the extent of the payroll deductions accumulated during such offering period. During an offering period, a participant may discontinue his or her participation in the Employee Stock Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the ESPP Committee. Once an employee becomes a participant in the Employee Stock Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Employee Stock Purchase Plan or the employee’s employment terminates, unless the ESPP Committee determines otherwise.

Share Purchase Limits. The ESPP Committee may set limits on the amount of shares a participant may purchase, but in no event may a participant purchase more than 10,000 shares each offering period. In addition, no employee will be granted an option under the Employee Stock Purchase Plan to the extent that his or her rights to purchase stock under the Employee Stock Purchase Plan (or any other plan of the Company) accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

Purchase Price. The purchase price of shares of common stock of the Company under the Employee Stock Purchase Plan will be determined by the ESPP Committee prior to an offering or purchase period. The purchase price shall in no event be less than 85% of the lesser of the fair market value of a share (i) on the grant date for such option and (ii) on the last trading day in such period. The fair market value of common stock of the Company on any relevant date will be the closing trading price per share as reported on the exchange or service on which the stock is traded or listed.

Number of Shares Purchased. The number of shares of common stock of the Company that a participant may purchase in each offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price. Given that participation in the Employee Stock Purchase Plan is voluntary on the part of employees, and given that the number of shares that may be purchased under the Employee Stock Purchase Plan is determined, in part, on the fair market value of common stock of the Company at the beginning of an offering period and at the end of such offering period, the actual number of shares that may be purchased by any individual is not determinable.

Option Exercise. Unless a participant withdraws from the Employee Stock Purchase Plan or terminates employment, a participant’s option for the purchase of shares is exercised automatically following the end of the period, and the maximum number of full shares subject to the option will be issued to the participant at the applicable purchase price with his or her accumulated payroll deduction. Shares issued under the plan will be authorized but unissued shares or treasury shares, and amounts paid in exercise are used for general corporate purposes. Any funds left over in a participant’s account after the purchase date will be returned to the participant or retained in the participant’s account for the subsequent offering period, as determined by the ESPP Committee.

The ESPP Committee may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Employee Stock Purchase Plan. If the ESPP Committee so elects, each participant shall (unless prohibited by applicable law) be deemed upon enrollment in the plan to have authorized the establishment of an account on his or her behalf at such institution. The ESPP Committee may require that shares be retained with a broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

Withdrawal; Termination of Employment. A participant may withdraw all funds accumulated in the participant’s account under the Employee Stock Purchase Plan during any offering or purchase period by delivering a timely notice of withdrawal (in a manner prescribed by the ESPP Committee).

Participation in the plan terminates (i) immediately on the date on which a participant ceases to be employed by the Company or its employing subsidiary or otherwise ceases to be an eligible employee or (ii) immediately following the end of the purchase period during which a participant ceases to be so employed, or (iii) at such other time as determined by the ESPP Committee, in the ESPP Committee’s discretion and in accordance with procedures established by the ESPP Committee. Upon withdrawal or termination, the participant’s payroll withholding will cease and, in accordance with uniform procedures established by the ESPP Committee, either all funds then accumulated in the participant’s account shall be used to purchase shares following the end of the period or all such funds then accumulated in the participant’s account shall instead be distributed to the participant as soon as administratively feasible.

Changes in Capitalization. The right to purchase shares covered by a current offering period and the number of shares which have been authorized for issuance under the plan for any future offering period, the maximum number of shares each participant may purchase each period as well as the price per share and the number of shares covered by each right under the plan which have not yet been purchased shall be proportionately adjusted in the discretion of the ESPP Committee for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the common stock of the Company, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

Dissolution or Liquidation. In the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company’s outstanding voting securities, sale, lease exchange or other transfer of all or substantially all of the Company’s assets, or any similar transaction as determined by the ESPP Committee in its discretion, the ESPP Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of shares which may be delivered under the Employee Stock Purchase Plan, in the number, class or price of shares available for purchase under the plan and in the number of shares which an employee is entitled to purchase and any other adjustments it deems appropriate.

Change in Control. In the event of any transaction, the ESPP Committee may elect to have the options assumed or such options substituted by a successor entity (or its parent), to terminate all outstanding options either prior to their expiration or upon completion of the purchase of shares on the next purchase date, or to take such other action deemed appropriate by the ESPP Committee.

Amendment or Termination. The Board may amend, alter, or terminate the Employee Stock Purchase Plan at any time, subject to the following limitations: (1) the plan may not be amended in a way that will cause rights issued under the plan intended to qualify under Section 423 of the Code to fail to meet the requirements of Section 423 of the Code; and (2) no amendment that would amend or modify the plan in a manner requiring stockholder approval under Section 423 of the Code or the requirements of any securities exchange on which the shares are traded shall be effective unless such stockholder approval is obtained. In addition, subject to the foregoing, provisions relating to the administration of the plan may be amended by the ESPP Committee from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States or other jurisdiction, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable legal, accounting or other consequences or to achieve any other purpose deemed appropriate by the ESPP Committee. If the Employee Stock Purchase Plan is terminated, the ESPP Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of shares on the next purchase date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in participants’ accounts as of the date the options are terminated shall be returned to the participants as soon as administratively feasible.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of 11:58 p.m. on May 31, 2017, the Company amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and its Bylaws (the “Amended and Restated Bylaws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the Company’s Information Statement under the section entitled “Description of Cars.com’s Capital Stock,” which is incorporated by reference into this Item 5.03. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively and incorporated by reference into this Item 5.03.

Item 5.05	Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Distribution, the Board adopted a Code of Conduct effective as of immediately prior to the Effective Time. A copy of the Company’s Code of Conduct is available on the Company’s website at www.Cars.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 8.01	Other Events

On June 1, 2017, the Company issued a press release announcing the completion of the Distribution and the start of the Company’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1	Separation and Distribution Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

3.1	Amended and Restated Certificate of Incorporation of Cars.com Inc.

3.2	Amended and Restated Bylaws of Cars.com Inc.

10.1	Transition Services Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.2	Tax Matters Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.3	Employee Matters Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.4	Cars.com Inc. Omnibus Incentive Compensation Plan

10.5	Cars.com Deferred Compensation Plan

10.6	Cars.com Inc. Employee Stock Purchase Plan

10.7	Credit Agreement, dated as of May 31, 2017, by and among Cars.com Inc. as Borrower, each lender from time to time party thereto, the other parties party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

99.1	Information Statement of the Company, dated May 16, 2017 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on May 16, 2017)

99.2	Press release of the Company dated June 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: June 5, 2017	By:	/s/ James F. Rogers
James F. Rogers
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Separation and Distribution Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

3.1	Amended and Restated Certificate of Incorporation of Cars.com Inc.

3.2	Amended and Restated Bylaws of Cars.com Inc.

10.1	Transition Services Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.2	Tax Matters Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.3	Employee Matters Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.4	Cars.com Inc. Omnibus Incentive Compensation Plan

10.5	Cars.com Deferred Compensation Plan

10.6	Cars.com Inc. Employee Stock Purchase Plan

10.7	Credit Agreement, dated as of May 31, 2017, by and among Cars.com Inc. as Borrower, each lender from time to time party thereto, the other parties party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

99.1	Information Statement of the Company, dated May 16, 2017 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on May 16, 2017)

99.2	Press release of the Company dated June 1, 2017